                                                                    EXHIBIT 99.1



                           Certificate of Amendment
                                      Of
                         Limited Partnership Agreement
                                      Of
                             National Realty, L.P.
                        A Delaware Limited Partnership

   -------------------------------------------------------------------------

SYNTEK ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter,

"Syntek"), the sole general partner of NATIONAL REALTY, L.P., a Delaware limited partnership (hereinafter, the "Partnership"), pursuant to the authority granted to Syntek by Paragraph 15.2.19(i) of the Limited Partnership Agreement, dated as of January 29, 1987 (hereinafter, the "Partnership Agreement") of the

Partnership, hereby amends the Partnership Agreement in the following respects:



                  (i)    By deleting in its entirety Paragraph 16.3.2 of the

                  Partnership Agreement;



                  (ii)   By adding a new Paragraph 16.3A to the Partnership

                  Agreement to read in its entirety as follows:



                         "16.3A Removal of General Partner. The Limited Partners shall have the right, by vote of the Limited Partners owning more than 50 percent of the Total Outstanding Units, to remove the General Partner.";

                  (iii)  By amending Paragraph 16.5 of the Partnership

                  Agreement to read in its entirety as follows:

                         "16.5 Voting Rights Conditional. The vot-ing rights set forth in Paragraphs 16.2, 16.3, and 16.3A shall not be exercised unless the General Partner shall have received an opinion of counsel to the effect that the exercise of such right and the action pro-posed to be taken with respect to any partic-ular matter (i) shall not cause the Unit-holders to be deemed to be participating in the management and control of the business and affairs of the Partnership so as to sub-ject the Unitholders or the Partnership as the sole limited partner of the Operating Partnership to unlimited liability; (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations; and (iii) is otherwise per-missible under the state statutes then gov-erning the rights, duties and liabilities of the Partnership and Unitholders."

                  (iv)   By amending the first sentence of Paragraph 17.1 of

                  the Partnership Agreement to read in its entirety as fol-

                  lows:



                           "17.1 Removal. Subject to the requirements of Paragraph 17.8 of this Agreement, a General Partner may be removed from the Partnership by vote of the Limited Partners owning more than 50 percent of the Total Outstanding Units in accordance with Para-graph 16.3A of this Agreement."

                   The amendments of the Partnership Agreement made hereby are made pursuant to the terms of a Settlement Agreement dated as of May 9, 1990 among certain parties to the lawsuit entitled Joseph B. Moorman, et al. v.
                                              ----------------------------

Southmark Corporation, et al. and shall be effective as of the "Effective Date"
-----------------------------

of such settlement as provided in such Settlement Agreement.

                   IN WITNESS WHEREOF, Syntek has executed this Certificate of

Amendment of Limited Partnership Agreement as of the 14 day of May, 1990.
                                                     --        ---



                                    SYNTEK ASSET MANAGEMENT, L.P.

                                    By  /s/ Gene E. Phillips
                                       ---------------------------------
                                        Gene E. Phillips
                                        A General Partner


                                    By  /s/ William S. Friedman
                                       ---------------------------------
                                        William S. Friedman
                                        A General Partner


                                    By: Syntek Asset Management, Inc.
                                        A General Partner



                                    By  /s/ William S. Friedman
                                       ---------------------------------
                                        William S. Friedman
                                        President

STATE OF TEXAS          )
                        )  ss.
COUNTY OF DALLAS        )



                  On this 14th day of May, in the year 1990, before me, Marty
                          ----        ---                               -----

Stephens, a Notary Public in and for the State of Texas, personally appeared
--------

Gene E. Phillips, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument on behalf of Syntek Asset Management, L.P., and acknowledged to me that said partnership executed it.



                                     /s/ Marty Stephens
                                   -----------------------------------
                                   Notary Public
                                   State of Texas




My Commission Expires:

       5/14/92
---------------------

STATE OF NEW YORK       )
                        )  ss.
COUNTY OF NEW YORK      )


                  On this 11th day of May, in the year 1990, before me, Mary
                          ----        ---                               ----

Elizabeth Montagnino, a Notary Public in and for the State of New York,
--------------------

personally appeared William S. Friedman, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is sub-

scribed to the within instrument on behalf of Syntek Asset Management, L.P., and acknowledged to me that said partnership executed it.





                                       /s/ Mary Elizabeth Montagnino
                                    ------------------------------------
                                    Notary Public
                                    State of New York


My Commission Expires:
                                             MARY ELIZABETH MONTAGNINO
                                          NOTARY PUBLIC, State of New York
                                                  No. 2401M04822281
                                              Certified in Kings County
                                         Certificate Filed In New York County
                                        Commission Expires September 30, 1990

---------------------------------

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


                  On this 11th day of May, in the year 1990, before me, Mary
                          ----        ---                               ----

Elizabeth Montagnino, a Notary Public in and for the State of New York,
--------------------

personally appeared William S. Friedman, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument on behalf of Syntek Asset Management, Inc., the corporation that executed the within instrument on behalf of Syntek Asset Management, L.P., and acknowledged to me that Syntek Asset Management, L.P. executed it.


                                        /s/ Mary Elizabeth Montagnino
                                    -----------------------------------------
                                    Notary Public
                                    State of New York



                                           MARY ELIZABETH MONTAGNINO
                                        NOTARY PUBLIC, State of New York
                                                No 24010MO4822281
My Commission Expires:                      Qualified In Kings County
                                       Certificate Filed in New York County
      09-30-90                        Commission Expires September 30, 1990
--------------------